Exhibit 99.1

HCW Biologics Reports Second Quarter Financial Results and Recent Business Highlights

Miramar, FL – August 13, 2021 – HCW Biologics Inc. (the “Company”) (NASDAQ: HCWB), an innovative biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen health span by disrupting the link between chronic, low-grade inflammation and age-related diseases, today reported financial results and recent business highlights for its second quarter ended June 30, 2021.

“HCW Biologics delivered on a milestone as we achieved our goal of closing our initial public offering on July 22 to raise capital to advance the clinical development of our lead molecules,” stated Hing C. Wong, Ph.D., founder and CEO of HCW Biologics Inc. “We started HCW Biologics three years ago with an idea to develop immunotherapeutic treatments for age-related diseases. Since that time, we applied our expertise in advanced protein engineering to internally develop our TOBITM (Tissue factOr-Based fusIon) discovery platform and successfully developed immunotherapeutic molecules based on TOBITM technology that can be administered by subcutaneous injection as well as used in adoptive cell therapy approaches. After extensive studies to assess the molecules we created, we selected two lead molecules, HCW9218 and HCW9302 for clinical development.”

“HCW Biologics’ clinical development strategy is to prove the safety and efficacy of both lead molecules individually in future clinical trials, and eventually combine them as an immunotherapeutic for some of the most difficult to treat age-related diseases. Our gateway indication for our lead molecule, HCW9218, is cancer. Several scientific studies have revealed that increased normal tissue cellular senescence can promote tumor progression, creating a link between aging and cancer. In preclinical studies, HCW9218 has shown it can reduce chemotherapy-induced tumor and normal tissue senescence and decrease senescence associated secretory phenotype (i.e., proinflammatory) factors that senescent cells secrete, in particular TGF-ß. We are wrapping up IND-enabling activities and expect to submit an Investigational New Drug (IND) application for a Phase 1b/2 clinical trial to assess HCW9218 in the treatment of pancreatic cancer by the end of 2021.”

Business Highlights:

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Initial Public Offering: On July 22, 2021, the Company closed on its IPO with the sale of 7,000,000 shares of common stock at a public offering price of $8.00 per share, resulting in net proceeds of approximately $49.0 million, after deducting underwriting discounts and commissions and estimated offering-associated expenses.

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As part of the preparations of becoming a public company, HCW Biologics shareholders elected two new independent board members in May 2021. Mr. Scott Garrett serves as the Chairman of the Board and Chairman of the Compensation Committee. His experience as a Chief Executive

Officer and in other senior leadership positions with biomedical and diagnostics companies enables him to bring to the Board of Directors an operational perspective as well as valuable insights and experience. Mr. Rick Greene serves as the Chairman of the Audit Committee. His experience as a Chief Financial Officer and in other financial management and reporting, operations and business development positions in the healthcare industry enables him to bring financial expertise to the Board of Directors. The Company is committed to expanding the size of its Board of Directors to bring additional diversity and operational expertise.

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As of June 30, 2021, the Company completed good laboratory practice (GLP) toxicology studies on nonhuman primates and mice to understand the onset, degree of severity, and time length up to which a particular dose of a drug demonstrates any toxic effects. The Company will continue to complete IND-enabling activities for HCW9218 and prepare for the IND filing in the second half of 2021.

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The Company launched the execution of its strategy to use pivotal publications to establish its leadership in oncology and age-related diseases in scientific and clinical communities. The Company currently has two articles published online:

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An article published online by Cancer Immunology Research describing the TOBITM discovery platform: Becker-Hapak MK, et al. A Fusion Protein Complex Combines IL-12, IL-15, and IL-18 Signaling to Induce Memory-like NK Cells for Cancer Immunotherapy. July 9, 2021.

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An article published online by Molecular Therapy on the characterization of the Company’s lead molecules, HCW9218: Liu B et al. Bifunctional TGF-b Trap/IL-15 Protein Complex Elicits Potent NK Cell and CD8+ T Cell Immunity Against Solid Tumors. June 3, 2021.

Second Quarter Financial Results:

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Cash and cash equivalents: On June 30, 2021, the Company’s cash balance was $5.1 million. Together with net proceeds of $49.0 million from the IPO, the Company estimates that it has sufficient cash to fund operations and capital expenditures for at least the next 24 months. This does not include potential sources of non-dilutive financing, which may be obtained as a result of entering out-licenses, such as upfront cash payment and shares of Wugen common stock that were received as a result of entering a license agreement with Wugen for limited rights to two of the Company’s molecules.

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Research and development expenses: Research and development expenses were $1.7 million in the second quarter of 2021, as compared to $2.1 million for the second quarter of 2020. Higher costs in the second quarter of 2020 were a result of the ramp up costs required for initiation of cGMP manufacturing for five of the Company’s internally developed molecules.

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General and administrative expenses: General and administrative expenses were $1.1 million in the second quarter of 2021, as compared to $0.7 million for the second quarter of 2020. The difference reflects additional general and administrative costs arising primarily from additional patent filings to broaden the protection of the Company’s intellectual property and performance-based bonuses.

•	Net loss: Net loss was $2.8 million in the second quarter of 2021, as compared to $2.8 million for the second quarter of 2020.

About HCW Biologics:

HCW Biologics is a transformative immunotherapy company that focuses on inflammaging, a state of unresolved inflammatory responses and chronic inflammation. The Company is developing novel immunotherapies designed to improve health by disrupting the link between chronic, low-grade inflammation and age-related diseases such as cancer, cardiovascular disease, diabetes, neurodegenerative disease and autoimmune disease. HCW uses its Tissue factOr-Based fusIon (TOBITM) discovery platform to generate designer, novel multi-functional fusion molecules with therapeutic properties for the treatment of inflammaging. Two of HCW’s lead discoveries via the TOBITM platform include molecules HCW9218 and HCW9302, both currently undergoing IND-enabling studies.

Forward Looking Statements:

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, without limitation, statements regarding successful submission of an IND for Phase 1b/2 clinical trial to assess HCW9218 in the treatment of pancreatic cancer by the end of 2021, reduction of chemotherapy-induced tumor and normal tumor and normal tissue senescence and decrease senescence associated secretory phenotype factors by HCW9218 and the successful combination of HCW9218 and HCW9302 as an immunotherapeutic for some of the most difficult to treat age-related diseases. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties that are described in the section titled “Risk Factors” in the final prospectus related to the Company’s initial public offering filed with the Securities and Exchange Commission on July 21, 2021. Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Company Contact Rebecca Byam, MBA, CPA Chief Financial Officer HCW Biologics Inc. rebeccabyam@hcwbiologics.com	Investor Relations Contact Maureen McEnroe, CFA Executive Vice President Tiberend Strategic Advisors mmcenroe@tiberend.com	Media Relations Contact Dave Schemelia Senior Vice President Tiberend Strategic Advisors dschemelia@tiberend.com

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